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Exhibit 21

Headwaters Incorporated Subsidiaries

American Lignite Energy, LLC, a Delaware limited liability company (40% ownership)

Atlantic Shutter Systems, Inc., a South Carolina corporation

Chihuahua Stone LLC, a Utah limited liability company

Covol Engineered Fuels, LC, a Utah limited liability company

Covol Fuels No. 2, LLC, a Utah limited liability company

Covol Fuels No. 4, LLC, a Utah limited liability company

Covol Fuels No. 5, LLC, a Utah limited liability company

Covol Fuels Alabama No. 3, LLC, a Utah limited liability company

Covol Fuels Alabama No. 4, LLC, a Utah limited liability company

Covol Fuels Alabama No. 5, LLC, a Utah limited liability company

Covol Fuels Alabama No. 7, LLC, a Utah limited liability company

Covol Fuels Rock Crusher, LLC, a Utah limited liability company

Covol Fuels Chinook, LLC, a Utah limited liability company

Dutch Quality Stone, Inc., an Ohio corporation

Eldorado SC-Acquisition Co., a Utah corporation

Eldorado Stone Acquisition Co., LLC, a Utah limited liability company

Eldorado Stone Funding Co., LLC, a Utah limited liability company

Eldorado Stone LLC, a Delaware limited liability company

Eldorado Stone Operations LLC, a Utah limited liability company

Eldorado Stone Philippines, Inc., a Philippines corporation (99% ownership)

Environmental Technologies Group, LLC, a Utah limited liability company

Evonik Headwaters LLP, a United Kingdom limited liability partnership (50% ownership)

FlexCrete Building Systems, LC, a Utah limited liability company

Global Climate Reserve Corporation, a Utah corporation

HCM Stone, LLC, a Utah limited liability company

HCM Louisiana, LLC, a Utah limited liability company

HCM Utah, LLC, a Utah limited liability company

HES Ethanol Holdings, LLC, a Utah limited liability company

Headwaters CTL, LLC, a Utah limited liability company

Headwaters Clean Carbon Services LLC, a Utah limited liability company

Headwaters Construction Materials, LLC, a Texas limited liability company

Headwaters Construction Materials, Inc., a Utah corporation

Headwaters Energy Services Corp., a Utah corporation

Headwaters Ethanol Operators, LLC, a Utah limited liability company

Headwaters Heavy Oil, LLC, a Utah limited liability company

Headwaters Plant Services, Inc., a Utah corporation

Headwaters Resources, Inc., a Utah corporation

Headwaters Resources Limited, a New Brunswick, Canada corporation

Headwaters Services Corporation, a Utah corporation

Headwaters Synfuel Investments, LLC, a Utah limited liability company

Headwaters Technology Innovation Group, Inc., a Utah corporation

L-B Stone LLC, a Utah limited liability company

Piedras Headwaters, S. de RL de CV, a Mexican limited liability variable stock company

Quarry Stone, LLC, a Utah limited liability company (50% ownership)

Stonecraft Manufacturing, LLC, an Ohio limited liability company

Tapco Europe Limited, a United Kingdom corporation

Tapco International Corporation, a Michigan corporation

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  Exhibit 21